Exhibit 10.13

[LOGO DRIENERLO EXPLOITATIE]

LEASE OF OFFICE ACCOMMODATION

and other business space as referred to in section 7:230a Dutch Civil Code Model by the ROZ (ROZ Real Estate Council of the Netherlands) adopted on 30 January, 2015.

Reference to this model and the use thereof is exclusively allowed if the filled-in, added or alternative text is clearly recognizable as such. Additions and changes preferably need to be included under the heading ‘special conditions’.

Any liability for negative effects of the use of the model is excluded by the ROZ.

The Undersigned:

The private limited company Drienerlo Exploitatie B.V., having its offices on (                 ), registered in the trade register of the Dutch Chambers of Commerce under number 06070107, represented by the private limited company Droste Beheer B.V., having its offices on Wegtersweg 7-19, 7556 BP Hengelo, registered in the trade register of the Dutch Chambers of Commerce under number: 06038469, in its turn represented by: Mr. J.A. Droste, in his capacity of director of the aforementioned company, hereinafter ‘Lessor’;

and:

The private limited company Xsens Holding B.V., having its offices on Pantheon 6A, 7521 PR Enschede, registered in the trade register of the Dutch Chambers of Commerce under number 08088230, represented by Mr B. de Bie, in his capacity of executive director of the aforementioned company, hereinafter ‘Lessee’.

Have agreed the following:

1.	Leased space, designated use

1.1

Lessor lets to Lessee and Lessee leases from Lessor the business space, hereinafter the ‘leased space’, located on Pantheon 4 up to and including 8B (numbers existing building 6, 6A, 6B, 8, 8A and 8B, numbers property to be constructed 4, 4A and 4B), 7521PR Enschede, recorded in the land register as Municipality of Lonneker, Section S, number 3547 and 3548 which business space is further indicated on the drawing and delivery and completion report, attached to this agreement as appendices and constituting a part thereof initialled by the parties.

1.2	The leased space will exclusively be designated by or for Lessee for use as Office and/or test space for the purpose of the activities of Lessee.

1.3	Without the prior written permission of Lessor, Lessee is not permitted to give the leased space another designated use than laid down in article 1.2.

1.4	The highest permissible load of the floors on the ground floor amounts to 500 kg/m2. The highest permissible load of the floors on the upper floors amounts to 250 kg/m2.

1.5	On entering into the lease, Lessee [did/did not*] receive a copy of the energy performance label, as referred to in the Energy Performance (Buildings) Decree, in respect of the leased space.

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1.6	If it becomes clear that the surface stated in article 1.1 is not correct, the parties agree that: a difference with the actual size (oversize or undersize) will make no difference for the rent.

2.	Conditions

2.1

The ‘GENERAL TERMS AND CONDITIONS LEASE OFFICE SPACE’, and other business space referred to in section 7:230A Dutch Civil Code, drawn up on 30 January 2015 and deposited with the Clerk of the Court in The Hague, the Netherlands on 17 February 2015, and registered there under number 15/21, hereinafter the ‘General Terms and Conditions’ form an integral part of this Agreement. The content of these General Terms and Conditions is known to the parties. Lessee and Lessor have both received copies of the General Terms and Conditions.

2.2

The General Terms and Conditions referred to in article 2.1 are applicable unless where expressly deviated therefrom in this agreement, or the application thereof is not possible with respect to the leased space.

3.	Term, extension and termination

3.1

This agreement is entered into for the duration of 10 years, starting on 01-04-2021 until 31-03-2031. In the event that the completion of the new property is later than 01-04-2021, the commencement date, including the stated dates in the following article, will be transferred to the completion date. In that case, the conditions from the former lease will remain in force until the completion date. As long as the completion report has not been signed, the new property may not be used.

3.2	After the end of the period stated in article 3.1, the lease will be extended for a consecutive period of five years, therefore until 31-03-2036.

This lease will then be extended for consecutive periods of each time five years.

3.3	Termination of this lease will take place by giving notice at the end of a lease period with due observance of a term of at least one year.

3.4	Notice to terminate by either party will take place by bailiffs notification or by registered mail to Lessor/Lessee.

4.	Rent, turnover tax, rent adjustment, payment obligation, payment term

4.1	The initial rent of the leased space is €525,000.00 on an annual basis exclusive of VAT, in words five hundred twenty-five thousand euro.

4.2

Parties agree that Lessor will pass on turnover tax in the rent. If no turnover tax in the rent is passed on, it is agreed that Lessee, in addition to the rent, will be due a separate compensation to Lessor to compensate the loss that Lessor and/or his legal successor(s) incur or will incur because the turnover tax on the investments and operating costs of Lessor are (no longer) tax deductible. In that case, the provisions of article 19.1 up to and including 19.9 of the General Terms and Conditions will not be applicable.

Initials Lessor	2	Initials Lessee

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4.3

In the event that the parties agree that turnover tax in the rent is passed on, Lessee and Lessor make use of the option, on the grounds of Notification 45, decision of 24 March 1999, no. Wealth Tax Act (`VB’) 99/571 to refrain from submitting a joint request opting for turnover taxed rent. By signing the lease, Lessee declares also on behalf of the legal successor(s) of Lessor that he will permanently use the leased space or will permanently have it used for purposes for which a full or virtually full right of turnover tax deduction exists on the grounds of section 15 of the Turnover Tax Act 1968.

4.4	The financial year of Lessee will run from 1 January up to and including 31 December.

4.5	The rent will be adjusted annually as per 1 April, for the first time as per 1 April 2020 in accordance with article 17.1. up to and including 17.4 of the General Terms and Conditions.

4.6

The compensation that Lessee may be due for or because of additional supplies and services to be provided by Lessor, will be determined in accordance with article 16 of the General Terms and Conditions. These compensations will be effected through advance payments, with setoff at a later date, as determined in the stated articles.

4.7

4.7.1	The payment obligation of Lessee consists of:

•	the rent;

•	the turnover tax due on the rent if the parties have agreed that turnover tax in the rent is passed on.

4.7.2	Lessee will no longer be due turnover tax on the rent if the leased space may no longer be leased with turnover tax whereas parties had agreed thereto.

If that is the case, the compensations referred to in article 19.3.a of the General Terms and Conditions will substitute the turnover tax and the compensation referred to in article 19.3.a sub I will in advance be set at 21% of the actual rent.

4.8	Per payment term of 03 (three) calendar months at the start of the lease the periodical payment amounts to:

• the rent	€131,250.00
• the turnover tax due over the rent	€27,562.50
• the advance payment of the compensation for the supplies and services to be provided by or on behalf of Lessor plus the turnover tax due on such supplies and services	€0.00

• total	€158,812.50

Initials Lessor	3	Initials Lessee

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in words: one hundred fifty thousand eight hundred twelve euro and fifty eurocent.

4.9	In view of the effective date of the lease, the first payment by Lessee concerns the period from 01-04-2021 up to and including 30-06-2021 and the amount due on this first rent period is €158,812.50.

This amount is including turnover tax, also the turnover tax in the rent that is passed on, but only if Lessor is due turnover tax on the rent.

Lessee will pay this amount before or as per 31 March 2021.

4.10

The periodical payments on account of this lease as laid down in article 4.8 are to be paid in advance in one lump sum in euro and must be fully paid before or on the first day of the period to which such payments relate.

4.11	Unless stated otherwise, all amounts in this lease and the General Terms and Conditions that are a part thereof are exclusive of turnover tax.

5.	Supplies and services

Parties agree that Lessee will conclude contracts itself in respect of mains services, cleaning, garden maintenance and suchlike. Lessor will therefore not charge Lessee advance payments for services. The costs of maintenance, repairs and renovations, inspections and surveys are subject to the provisions of article 11 of the GENERAL TERMS AND CONDITIONS OFFICE SPACE and other business space as referred to in section 7:230a Dutch Civil Code.

6.	Bank guarantee

The amount of the bank guarantee referred to in article 12.1 of the General Terms and Conditions, is hereby set between the parties at €158,812.50 in words: one hundred fifty thousand eight hundred twelve euro and fifty eurocent.

7.	Manager

7.1	Until Lessor informs otherwise, Lessor will act as manager.

7.2	Unless agreed otherwise in writing, Lessee needs to consult the manager with respect to the content and all further matters concerning this lease.

Initials Lessor	4	Initials Lessee

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8.	Special provisions

•	The new build will be carried out in accordance with specifications and drawings 2019019A of 12-09-2019 and the memorandum of alterations of 13-02-2020;

•

The existing lease agreements in respect of the existing building will be cancelled on 31 March 2021 with mutual approval and with due observance of paragraph 3.1. At that time, Lessor and Lessee declare that Lessee has fulfilled all its obligations on account of the existing lease agreements and that Lessor cannot enforce any right and/or claims with respect to Lessee on that account;

•	The current light fixtures in the existing building will be replaced by led lighting to the account of Lessor;

•	The balanced ventilation will be replaced by balanced ventilation heat recovery by means of thermal wheel and flow control to the account of Lessor;

•	Lessee will have the right to sublease part of the building;

•	Any costs for the desired adjustments of the existing building will be to the account of the Lessee;

•

On delivery of the existing building /completion of the new build, a record will be drawn up in which it is stated that the leased space is delivered and completed at the start of the lease, in accordance with the specifications and drawings, in a good state of maintenance, without defects and free of damage;

•

Notwithstanding the provisions included in the General Terms and Conditions about the liability of Lessor in case of an ‘attributable serious failure’, it is the express intention of the parties this this is understood as being the (normal) failure within the meaning of section 6:74 Dutch Civil Code.

•	The rent includes all parking spaces and bicycle parking;

•

The bank guarantee of the existing lease, to the amount of €54,276.00 (reference no. NLNTFSBGI0038756), will be taken over in the new lease, in addition Lessee will provide an additional bank guarantee, to the amount of €1.04,536.50 to Lessor.

Thus, drawn up and signed in duplicate

Place: Hengelo	date:	10-03-2020	place:	date: 10-03-2020

/s/ handtekening verhuurder	/s/ handtekeningen huurders

(handtekening verhuurder)	(handtekeningen huurders)

Appendices:)

•	drawing of the leased business space

•	general terms and conditions

•	record of delivery/completion

•	the bank guarantee

•	extracts registration Chamber of Commerce

•	identification legally valid representatives.

Initials Lessor	5	Initials Lessee

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Separate signature(s) of Lessee(s) for receipt of an own copy of the ‘GENERAL TERMS AND CONDITIONS OFFICE SPACE and other business space as referred to in section 7:230a Dutch Civil Code’ as stated in article 2.1.

Signature Lessee(s):

Delete where not appropriate and add if necessary

Initials Lessor	6	Initials Lessee